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EXHIBIT 10.12

Non-Management Director Compensation

	2003	2004		2005

Annual retainer to each director (1)	$24,000	$24,000		$36,000
Additional annual retainer to Chair of Company Board (2)	2,500	2,500		2,500
Additional annual retainer to Chair of Downey Savings Board (2)	2,500	2,500		2,500
Additional annual retainer to Chair of Audit Committee	5,000	30,000	(3)	30,000
Additional annual retainer to Chair of Compensation Committee	3,000	5,000	(3)	5,000
Additional annual retainer to Chair of Nominating and Corporate Governance Committee	-	5,000	(3)	5,000
Company and/or Downey Savings Board meeting fee (per day -
typically both Boards meet on the same day)	1,000	1,000		3,000
Committee meeting fee (per meeting)	N/A	N/A		1,000
Committee meeting fee (per day, other than on Board meeting day)	1,000	1,000		N/A
DSL Board meeting fee (per day) (4)	1,000	1,000		1,000

(1)  Each director of the Company is also a director of Downey Savings. The annual retainer listed is for service on both Boards.

(2)  The Company and Downey Savings’ Chairman has declined to accept the $2,500 per year additional annual retainer from the Company or Downey Savings.

(3)  Approved in 2005, made retroactive to January 1, 2004.

(4)  There is no annual retainer paid to DSL Board members. Typically, a DSL Board meeting occurs on the same day as a Company and/or Downey Savings Board meeting, in which case no DSL Board meeting fee is paid. If there is a DSL Board meeting on a different day than a Company and/or Downey Savings Board meeting, then a $1,000 DSL Board meeting fee is paid.

      Non-employee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Schedules required to be filed quarterly with the Office of Thrift Supervision receive a fee of $500 per quarter. Directors are reimbursed for reasonable out-of-pocket expenses and are entitled to receive the same medical coverage benefits provided to Downey Savings’ employees. Eligible directors are also entitled to participate in the Director Retirement Benefits Plan described in the Company’s proxy statement. Employee directors receive no compensation for Board service.
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